UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

Commission File Number
001-34581

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Item 2.01. Completion of Acquisition or Disposition of Assets.
On March 6, 2020, Kraton Corporation (“Kraton”), a leading global sustainable producer of specialty polymers and high-value biobased products derived from pine wood pulping co-products, completed the previously announced sale of its Cariflex™ business to Daelim Industrial Co, Ltd. for gross proceeds of $530.0 million in cash. The final purchase price remains subject to a customary post-closing working capital adjustment.
On March 6, 2020, Kraton issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Cariflex sale, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information.
The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No	Description of Exhibits

99.1	Press Release dated March 6, 2020

99.2	Unaudited Pro Forma Consolidated Financial Statements of Kraton Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON CORPORATION

Date:	March 12, 2020	/s/ Atanas H. Atanasov
Atanas H. Atanasov
Senior Vice President, Chief Financial Officer, and Treasurer